Exhibit 99.1

               Aspyra Appoints James Zierick to Board of
                              Directors


    CALABASAS, Calif.--(BUSINESS WIRE)--Sept. 25, 2007--Aspyra, Inc. (AMEX:APY), a leading provider of clinical and diagnostic information solutions for the healthcare industry, today announced the appointment of James Zierick as director to Company's Board of Directors, effective immediately.

    With over 25 years in executive management roles in the technology field, Mr. Zierick is currently the Chief Executive Officer of LOGICALAPPS, a provider of embedded controls software for enterprise applications based in Irvine, CA. Prior to joining LOGICALAPPS, Mr. Zierick was Executive Vice President of Worldwide Field Operations for Peregrine Systems, where he led 350 person sales, alliance, customer support and professional services organization, and was responsible for generating $200 million of new license, support and service revenue. Before working with Peregrine, Mr. Zierick was a partner with McKinsey & Company, where he helped lead the company's Southern California technology and operational effectiveness practices, leveraging his wide-ranging experience with major technology companies.

    Mr. Zierick holds an MBA from Dartmouth College, Amos Tuck School of Business and a B.S. and an A.B. from Dartmouth College, Thayer
School of Engineering.

    John Mutch, Aspyra's Chairman of the Board states, "We look forward to Jim's contribution to the Aspyra Board of Directors. His experience in process improvement with technology companies across a broad variety of industries will benefit us greatly."

    Aspyra solutions provide integrated technologies and services that improve the efficiency, safety and quality of patient care. Aspyra works directly with customers through its own sales and service staff as well as through an extensive partner network. The company currently counts over 440 customers and over 700 application installations in its installed base.

    "I am pleased to have the opportunity to work with Aspyra and Board of Directors to help achieve success in the healthcare technology industry," said Mr. Zierick.

    About Aspyra

    Aspyra is a global provider of Health Care Information Technology
(HCIT) solutions and services to the healthcare industry. The Company specializes in Clinical Information Systems (CIS), Picture Archive Communication Systems (PACS) and Clinical Image Management Systems
(CIMS) for hospitals, multi-specialty clinics, clinical laboratories, imaging departments and centers, orthopedic environments and pharmacies. Aspyra's highly scalable systems can be installed standalone or integrated to provide a single-vendor, enterprise-wide solution. For more information on Aspyra, its products and services, visit www.aspyra.com.

    Safe Harbor Statement

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to corporate growth, shareholder value creation and future business opportunities. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to, management as of today, September 25, 2007, including management's own knowledge and assessment of the Company's industry and competition. Factors that could cause Aspyra's actual results to differ materially from these forward-looking statements include among others: the competitive environment; unexpected technical and marketing difficulties inherent in major product development efforts; the potential need for changes in our long-term strategy in response to future developments; future advances in clinical information technology and procedures, as well as potential changes in government regulations and healthcare policies; and rapid technological change in the microelectronics and software industries. The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.


    CONTACT: Aspyra, Inc.
             Steven M. Besbeck, President and CEO, 818-880-6700 x8660